Boston
                                             September 26, 1997

Prudential Investments Fund
Management LLC
Gateway Center Three
100 Mulberry Street, 9th floor
Newark, New Jersey  07102-4077

              Re:  Prudential
                     Balanced Fund
                     Rule 24f-2
                     Notice for
                     Fiscal Year
                     Ended July 31,
                     1997
Ladies and Gentlemen:

    You have requested our opinion as to
certain matters of Massachusetts law in
connection with the Notice pursuant to Rule 24f-
2 (the "Notice") under the Investment Company
Act of 1940,
as amended, for the fiscal year ended July 31, 1997 being filed with the United States Securities and Exchange Commission (the "SEC") by Prudential
Allocation Fund (formerly "Prudential Allocaton
Fund", theretofore "Prudential FlexiFund", and initially "Prudential-Bache FlexiFund"), a trust with transferable shares (the "Fund"), established under Massachusetts law pursuant to a Declaration of Trust dated February 23, 1987 (the "Original Declaration"), which, as theretofore amended, amen-ded and restated and supplemented, was further amended and restated in its entirety by an Amended and Restated Declaration of Trust dated August 16,
1994 (the Original Declaration, as so amended, amended and restated, the "Restated Declaration"), and thereafter supplemented by an Amended and Restated Certificate of Designation filed on July 20,
1995, as amended by Amended Certificates of Designation filed on February 14, 1996 and June 20,
1996 (as so amended, the "Certificate of Designation", and the Restated Declaration, as supplemented thereby, the "Declaration").

    We have acted as counsel to the Fund in
connection with the execution and delivery of the Original Declaration and the instruments amending, restating and supplementing the same, and the actions taken by the Trustees of the Fund to organize the Fund and to authorize the issuance and sale of shares of beneficial interest, par value $.01 per share (the "Shares"), of the several series authorized by the Declaration. In this connection we have examined and are familiar with the Declara-tion, the By-laws of the Fund, the Notice, the most recent forms of the Prospectus and the Statement of Additional Information included in the Fund's
Registration Statement on Form N-1A, certificates of Trustees and officers of the Fund and of public officials as to matters of fact, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which we have not independently verified.

Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under Massachusetts law:

         1.  The Fund is validly existing as a
    trust with transferable shares of the type commonly called a Massachusetts business trust.
         2.  The Fund is authorized to issue an
    unlimited number of Shares; the Shares of each series issued by the Fund during the fiscal year ended July 31, 1997 (the "Issued
    Shares") were duly and validly authorized by all requisite action of the Trustees of the Fund, and no action of shareholders of the Fund was required in such connection.
         3.  The Issued Shares were validly and
    legally issued by the Fund, and all of the Issued Shares which remained outstanding at July 31, 1997, were fully paid and non-assessable by the Fund.
         With respect to the opinion stated in
paragraph 3 above, we wish to point out that the share-holders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

    This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.
We hereby consent to the filing of this letter with the SEC as an exhibit to the Notice, but we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                  Very truly yours,
                                  SULLIVAN & WORCESTER
LLP


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